EXHIBIT 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Maxwell Laboratories, Inc. Restricted Stock Incentive Plan of our report dated September 28, 1995, with respect to the consolidated financial statements of Maxwell Laboratories, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 31, 1995, filed with the Securities and Exchange Commission.


                                                 /s/Ernst & Young

                                                 ERNST & YOUNG LLP

San Diego, California
July 8, 1996